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                                  EXHIBIT 16.2








Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We are previously the independent accountants for ADVA International Inc., and September 26, 2000 we reported on the financial statements of ADVA International Inc. as of and for the two years ended June 30, 2000. On March 2, 2001 we were dismissed as independent accountants of ADVA International, Inc. We have read statements included under Item 4 of its Form 8-K for March 2, 2001, and we agree with such statements.


/s/ McGLADREY & PULLEN, LLP
---------------------------

Charlotte, NC
March 2, 2001